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                                                                     EXHIBIT 5.1

                          FULBRIGHT & JAWORSKI L.L.P.
                   A Registered Limited Liability Partnership
                            1301 McKinney, Suite 5100              houston
                            Houston, Texas 77010-3095          washington, d.c.
telephone: 713/651-5151                                            austin
                                                                san antonio
facsimile: 713/651-5246                                           dallas
                                                                 new york
                                                                los angeles
                                                                  london
                                                                 hong kong


                                October 29, 1998


BindView Development Corporation
3355 West Alabama, Suite 1200
Houston, Texas 77098

Gentlemen:

         We have acted as counsel for BindView Development Corporation, a Texas corporation (the "Registrant"), in connection with the registration under the Securities Act of 1933 of 952,093 shares (the "Shares") of the Registrant's common stock, no par value per share, which are to be offered pursuant to individual stock option grants (the "Grants") upon the terms and subject to the conditions set forth in the Registrant's Stock Option Plan (the "Option Plan").

         In connection therewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Amended and Restated Articles of Incorporation of the Registrant, the Bylaws of the Registrant, the Grants, the Option Plan, the records of relevant corporate proceedings with respect to the offering of the Shares and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinions contained herein. We also have examined the Registrant's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission with respect to the Shares.

         We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

         Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Option Plan, will be duly and validly issued, fully paid and nonassessable.

         The opinions expressed herein relate solely to, are based solely upon and are limited exclusively to the laws of the State of Texas and the federal laws of the United States of America, to the extent applicable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,

                                             /s/ FULBRIGHT & JAWORSKI L.L.P.

                                             Fulbright & Jaworski L.L.P.